Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED

SECTION 382 RIGHTS AGREEMENT

WALTER INVESTMENT MANAGEMENT CORP.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

Dated as of November 11, 2016

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EXHIBITS

Exhibit A – Form of Articles Supplementary

Exhibit B – Form of Right Certificate

Exhibit C – Form of Summary of Rights

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INDEX OF DEFINED TERMS

Page
Acquiring Person	2
Acting in Concert	2
Affiliate	3
Approved Acquisition	3
Associate	3
Authorized Officer	32
Beneficial Owner	3
Beneficial Ownership	3
beneficially own	3
Board of Directors	1
Book-Entry	5
Business Day	5
close of business	6
Code	6
Common Stock	6
Common Stock equivalents	18
Company	1
Company 382 Securities	6
Current Value	18
Derivative Common Shares	5
Derivative Instrument	6
Distribution Date	9
Equivalent Preferred Shares	19
Exchange Ratio	37
Exempted Entity	6
Exemption Request	41
Expiration Date	13
Final Expiration Date	7
Grandfathered Person	7
invalidation time	17

Page
Junior Preferred Stock	7
Nasdaq	7
NYSE	7
Original Rights Agreement	1
Person	7
Principal Party	26
Purchase Price	13
Record Date	1
Redemption Date	13
Redemption Price	36
Requesting Person	41
Right	1
Right Certificate	9
Rights Agent	1
Rights Agreement	1, 10
Section 11(a)(ii) Trigger Date	18
Section 382	7
Securities Act	7
Security	20
Spread	18
Stock Acquisition Date	8
Subsidiary	8
Substitution Period	19
Summary of Rights	9
Tax Benefits	8
Threshold Holder	8
Trading Day	21
Treasury Regulations	8
Trust	37
Trust Agreement	37

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AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

This Amended and Restated Section 382 Rights Agreement, dated as of November 11, 2016 (as amended, supplemented or otherwise modified from time to time, this “Rights Agreement”) between Walter Investment Management Corp., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A. a federally chartered trust company, as Rights Agent (the “Rights Agent”), amends and restates that certain Rights Agreement, dated as of June 29, 2015, as amended by Amendment No. 1, dated as of November 16, 2015, Amendment No. 2, dated as of November 22, 2015 and Amendment No. 3, dated as of June 28, 2016, between the Company and the Rights Agent (as amended, the “Original Rights Agreement”).

W I T N E S S E T H

WHEREAS, (a) the Company and certain of its Subsidiaries (as defined below) have generated unrealized losses for United States federal income tax purposes; (b) such losses may potentially provide valuable Tax Benefits (as defined below) to the Company; (c) the Company has determined that it is in the best interests of its shareholders to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the ability to utilize such Tax Benefits to the fullest extent possible; and (d) in furtherance of such objective, the Company desires to enter into this Rights Agreement;

WHEREAS, in connection with the adoption of the Original Rights Agreement, the board of directors of the Company (the “Board of Directors”) on June 29, 2015 authorized and the Company declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as defined below) outstanding as of the close of business (as defined below) on July 9, 2015 (the “Record Date”), each Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of Junior Preferred Stock (as defined below), upon the terms and subject to the conditions set forth in the Original Rights Agreement, and the Board of Directors further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 24;

WHEREAS, the Board of Directors has determined it is in the best interests of the Company and its shareholders to amend and restate the Original Rights Agreement on the terms set forth in this Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Original Rights Agreement, the Board of Directors has authorized and approved the amendment and restatement of the Original Rights Agreement, and an appropriate officer of the Company has delivered a certificate to the Rights Agent in accordance with Section 27 of the Original Rights Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1

Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meaning indicated:

(a) “Acquiring Person” shall mean any Person (as defined below) who is or shall have become a Threshold Holder (as defined below), whether or not such Person continues to be a Threshold Holder, but shall not include (i) an Exempted Entity (as defined below), or (ii) any Grandfathered Person (as defined below); provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (x) a reduction in the number of shares of Common Stock or any other class of Company 382 Securities then outstanding (including as a result of an acquisition of shares of Common Stock or any other class of Company 382 Securities by the Company), (y) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, or (z) any unilateral grant of any security by the Company, unless and until such time as such Person thereafter acquires beneficial ownership of any additional shares of Common Stock or additional shares of any class of Company 382 Securities (other than Common Stock), as applicable; provided, further, however, that if the Board of Directors determines in good faith (which determination of the Board of Directors shall be conclusive and binding on such Person) that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned Common Stock or any additional shares of any class of Company 382 Securities (other than Common Stock) having a percentage of the total voting power of all shares of Common Stock or any other class of Company 382 Securities then outstanding that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock or any other class of Company 382 Securities but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Rights Agreement unless and until such Person shall have failed to divest itself, as soon as practicable, if the Company so requests, of Beneficial Ownership of a sufficient number of shares of Common Stock or any class of Company 382 Securities (or, in the case solely of Derivative Common Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company) so that such Person would no longer otherwise qualify as an “Acquiring Person”. For all purposes of this Agreement, any calculation of the number of shares of Common Stock and any other Company 382 Securities outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock and any other company 382 Securities of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 and the Treasury Regulations promulgated thereunder.

(b) A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding, whether oral or in writing) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (x) each Person knows of the other Person’s conduct or intent and this knowledge is an element in their decision-making processes and (y) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factor may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third Person who is also Acting in Concert with such other Person. Notwithstanding the foregoing, no Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. Notwithstanding the foregoing, and for the avoidance of doubt, Baker Street Capital Management, LLC and its Associates and Affiliates and Birch Run Capital Advisors, LP and its Associates and Affiliates shall not be deemed to be Acting in Concert solely by virtue of the execution, and compliance with the terms, of (A) that certain letter agreement, dated as of November 16, 2015, among Birch Run Capital Advisors, LP, Daniel Beltzman and the Company and (B) the Investor Agreement, dated as of November 22, 2015, among the Company, Vadim Perelman, Baker Street Capital Management, LLC and certain other parties thereto.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof, and to the extent not included within the meanings set forth therein, shall also include any other Person whose shares of Common Stock or other Section 382 Securities would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13)), in each case pursuant to the provisions of Section 382, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

(d) “Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a Person to qualify as a Threshold Holder and that is approved in advance by the Board of Directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the Beneficial Ownership in the Company by any Person for purposes of Section 382.

(e) Except as may expressly be set forth elsewhere herein, a Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates deemed to “beneficially own”, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

(ii) to the extent not included within clauses (i), (iii), (iv) or (v) of this Section 1(e), and notwithstanding anything in this Section 1(e) to the contrary, which such Person would be deemed to own constructively pursuant to Section 382 and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company 382 Securities, as applicable, owned by any Affiliate or Associate of such Person);

(iii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly: (A) the right or obligation to acquire (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause (A) to be the Beneficial Owner of, to have Beneficial Ownership of or to beneficially own, (x) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon the exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to the Original Rights; or (B) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (B) to be the Beneficial Owner of, to have Beneficial Ownership of or to beneficially own, any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Stock pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report);

(iv) which are beneficially owned, directly or indirectly, by any other Person (or an Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) is Acting in Concert or has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii)(B) of this definition) or disposing of any voting securities of the Company or otherwise cooperating in obtaining, changing or influencing control of the Company; or

(v) which are the subject of, or the reference securities for, or that underlie, any Derivative Instrument to which such Person or any of such Person’s Affiliates or Associates is a party, with the number of shares of Common Stock deemed Beneficially Owned being the notional or other shares of Common Stock specified in the documentation evidencing the Derivative Instrument as being subject to be acquired upon the exercise or settlement of the Derivative Instrument or as the basis upon which the value or settlement amount of such Derivative Instrument is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of shares of Common Stock to which the Derivative Instrument relates. Such shares of Common Stock that are deemed so Beneficially Owned pursuant to the operation of this Section 1(e)(v) shall be referred to herein as “Derivative Common Shares;

provided, however, that (w) that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days; (x) no Person who is an officer, director, or employee of an Exempted Entity shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “beneficial ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(d)), including, without limitation, in a fiduciary capacity, by an Exempted Entity or by any other such officer, director or employee of an Exempted Entity; (y) a Person shall not be deemed the Beneficial Owner of, to have “beneficial ownership” of or to beneficially own, shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third Persons who are not Affiliates or Associates of such Person; and (z) a Person shall not be treated as, or deemed to be, the Beneficial Owner of, to have “beneficial ownership” of or to beneficially own any Company 382 Securities pursuant to clause (ii) of this Section 1(d) to the extent that such Person is acting solely in a fiduciary capacity in respect of such Company 382 Securities and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company 382 Securities.

(f) “Book-Entry” shall mean an uncertificated book-entry for the Company’s Common Stock.

(g) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which the NYSE (as such term is hereinafter defined) or banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

(h) “close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute.

(j) “Common Stock” when used with reference to the Company shall mean, the common stock, par value $0.01 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k) “Company 382 Securities” shall mean the Common Stock of the Company and any other interest that would be treated as “stock” of the Company for purposes of Section 382 (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

(l) “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of stock of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of stock of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of stock of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of stock of the Company, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to any Person or any of such Person’s Affiliates or Associates, (ii) such derivative is required to be, or capable of being, settled through delivery of securities of the Company or through the delivery of cash or other property, or otherwise or (iii) any Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative.

(m) “Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined below) of the Company, (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company (4) any entity or trustee holding, or acting in a fiduciary capacity in respect of, Company 382 Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (5) any Person (together with its Affiliates and Associates) beneficially owning less than 20% of the Common Stock whose status as a Threshold Holder will, in the sole judgment of the Board of Directors, not jeopardize or endanger the availability to the Company of its Tax Benefits to be used to offset its taxable income in such year or future years (but in the case of any Person determined by the Board of Directors to be an Exempted Entity pursuant to this subparagraph (m)(5) only for so long as such Person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such Tax Benefits, as determined by the Board of Directors in its good faith discretion) or (6) any Person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board of Directors, any Person who or which acquires Company 382 Securities from any such Person.

(n) “Final Expiration Date” shall mean the earliest to occur of (i) the close of business on November 11, 2017, (ii) the repeal of Section 382 or any successor statute if the Board of Directors determines that this Rights Agreement is no longer necessary for the preservation of Tax Benefits or (iii) the beginning of a taxable year of the Company to which the Board of Directors determines that no Tax Benefits may be carried forward.

(o) “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, was on the date hereof, the Beneficial Owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such Person, together with all Affiliates and Associates of such Person, after the date of this Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities. Any Grandfathered Person who, together with all of its Affiliates and Associates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.

(p) “Junior Preferred Stock” shall mean the Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Articles Supplementary attached to this Rights Agreement as Exhibit A (and previously filed with the Secretary of State of the State of Maryland on June 29, 2015) and, to the extent that there are not a sufficient number of shares of Junior Preferred Stock authorized to permit the full exercise of the Rights, any other class or series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Junior Preferred Stock.

(q) “Nasdaq” shall mean The Nasdaq Stock Market LLC.

(r) “NYSE” shall mean the New York Stock Exchange, Inc.

(s) “Person” shall mean any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Company 382 Securities or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), or otherwise and shall include any successor (by merger or otherwise) of any such entity.

(t) “Section 382” shall mean Section 382 of the Code, or any comparable successor provision.

(u) “Securities Act” shall mean the Securities Act of 1933, as amended.

(v) “Stock Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d), Section 13(f) or Section 13(g) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board of Directors becomes aware of the existence of an Acquiring Person.

(w) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other Persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(x) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(y) “Threshold Holder” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 4.99% or more of the shares of Common Stock or any other class of Company 382 Securities then outstanding.

(z) “Treasury Regulations” shall mean any income tax regulations promulgated under the Code, including any amendments thereto.

Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume that the Board of Directors has acted in good faith and shall be fully protected and incur no liability in reliance thereon. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten days’ prior notice to the Rights Agent. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company determines, and shall be provided in writing to the Rights Agent and any such co-Right Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3. Issuance of Right Certificates. (a) Until the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any

Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempted Entity) of, or of the first public announcement of the intention of such Person (other than an Exempted Entity) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempted Entity) becoming an Acquiring Person (irrespective of whether any shares are actually purchased pursuant to any such offer) (including, in the case of both clause (i) and (ii), any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be represented (subject to the provisions of Section 3(b) hereof) by the balances indicated in the Book-Entries registered in the names of the holders of shares of Common Stock (which Book-Entries shall be deemed also to be Book-Entries for Rights) and not by separate Book-Entries or Right Certificates (as defined below) and the record holders of shares of Common Stock represented by such Book-Entries shall be the record holders of Rights represented thereby, and (y) the Rights will be transferable only in connection with the transfer of Common Stock. Until the earlier of the Distribution Date or the Expiration Date, the transfer on the registry books of the Rights Agent of any Common Stock represented by a Book-Entry shall also constitute the transfer of Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute (either by manual or facsimile signature), the Rights Agent will countersign (either by manual or facsimile signature), and the Company will send or cause to be sent (and the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the shares of Common Stock, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be represented solely by such Right Certificates, and the Rights will be transferable only separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the third Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) As promptly as practicable following the Record Date, the Company will send a copy of a “Summary of Rights to Purchase Shares of Junior Preferred Stock”, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by electronic mail or such other means as the Company may determine, to each record holder of Common Stock as of the close of business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address (including any electronic mail address) of such holder shown on the records of the Company; provided, however, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail to each record holder who so requests upon receipt of the electronic mail. With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares will be represented by the balances indicated in the Book-Entries registered in the names of the holders of the Common Stock and not by separate Book-Entries or Rights

Certificates, and registered holders of Common Stock represented by such Book-Entries shall also be registered holders of the associated Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the transfer of any shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c) Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. If confirmations or written notices are sent to holders of shares of Common Stock in book-entry form, or if the Company issues certificated shares of Common Stock (including, without limitation, upon transfer of outstanding Common Stock, or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, such confirmations, written notices or certificates, as applicable, shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

“The shares to which this certificate or written notice relates also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Section 382 Rights Agreement between Walter Investment Management Corp. and Computershare Trust Company, N.A. (or any Successor Rights Agent), as Rights Agent, dated as of November 11, 2016, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Walter Investment Management Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by the shares to which this statement relates. Walter Investment Management Corp. will mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or any Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.”

With respect to shares of Common Stock in Book-Entry form for which there has been sent a confirmation or written notice containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with such shares of Common Stock shall be represented by the balances indicated in the Book-Entries registered in the names of the holders of the Common Stock and not by separate Book-Entries or Rights Certificates, and registered holders of such shares of Common Stock shall also be registered holders of the associated Rights, and the transfer of any such shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock. With respect to certificated shares, if any, such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be represented by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the NYSE or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Junior Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein. The Company shall use all reasonable efforts to give written notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person.

Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the President, any of the Vice Presidents or the Treasurer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates on behalf of the Company had not ceased to be an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b) Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights represented on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of this Rights Agreement, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that may have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder thereof to purchase a like number of one one-thousandths of a share of Junior Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder thereof shall have (i) properly completed and duly signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights represented thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent, subject to the provisions of this Rights Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice as soon as reasonably practicable. The Rights Agent shall have no duty or obligation to take any action under any Section of this Rights Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the

Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c) Notwithstanding any other provision of this Rights Agreement to the contrary, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights represented by Rights Certificates.

Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights represented thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Junior Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company, at any time which is both after the Distribution Date and at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. Except for those provisions herein which expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof).

(b) The purchase price (the “Purchase Price”) shall be initially $74.16 for each one one-thousandth of a share of Junior Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of shares of Junior Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Junior Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(e) hereof, in cash or by certified check, cashier’s check, bank draft or money order payable to the order of the Company, subject to Section 20(j) hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Junior Preferred Stock or make available if the Rights Agent is the transfer agent for the Junior Preferred Stock certificates (or make any entries in the book-entry account system of the transfer agent) for the number of one one-thousandth of a share of Junior Preferred Stock to be purchased (and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests), or (B) requisition from the depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Junior Preferred Stock as are to be purchased, in which case certificates for the Junior Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent (and the Company hereby directs each such depositary agent to comply with such request), (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts (or confirmation or written notice that an entry has been made in the book-entry account system of the transfer agent), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner, former Beneficial Owner and/or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Junior Preferred Stock. (a) The Company will cause to be reserved and kept available out of its authorized and unissued shares of Junior Preferred Stock, the number of shares of Junior Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Rights Agreement.

(b) So long as the shares of Junior Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed or admitted to trading on the NYSE or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE or listed on any other exchange or quotation system upon official notice of issuance upon such exercise.

(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Junior Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Junior Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and/or other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes such a public announcement temporarily suspending the exercisability of the Rights pursuant to this Section 9(c) (and give the Rights Agent a copy of such announcement), and whenever such suspension is lifted. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d) The Company will take all such action as may be necessary to ensure that all shares of Junior Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

(e) The Company will pay when due any payable taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Junior Preferred Stock (or shares of Common Stock or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts (or entry in the book-entry account system of the transfer agent) for the Junior Preferred Stock (or shares of Common Stock or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts (or enter in the book-entry account system of the transfer agent) for the Junior Preferred Stock (or shares of Common Stock or other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Junior Preferred Stock Record Date. Each Person in whose name any certificate (or entry in the book-entry account system) of Junior Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Junior Preferred Stock represented thereby on, and such certificate or book-entry, shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Junior Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or book-entry, shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights represented thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Junior Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Junior Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Junior Preferred Stock payable in shares of Junior Preferred Stock, (B) subdivide the outstanding shares of Junior Preferred Stock, (C) combine the outstanding shares of Junior Preferred Stock into a smaller number of shares of Junior Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Junior Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 of this Rights Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Rights Agreement and in lieu of shares of Junior Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of a share of Junior Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right (or at the option of the Company, such number of one one-thousandths of a share of Junior Preferred Stock) shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Rights Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii). The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Junior Preferred Stock having an aggregate current market value equal to the current per share market price of a share of Common Stock. If there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one one-thousandths of shares of Junior Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Junior Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares or fractions of shares of preferred stock or other equity securities are hereinafter referred to as “Common Stock equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of

Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Junior Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the thirty day period referred to above the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, such thirty day period may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) Trigger Date), in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes such a public announcement temporarily suspending the exercisability of the Rights pursuant to this Section 11(a)(iii) (and give the Rights Agent a copy of such announcement), and whenever such suspension is lifted. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock equivalent shall be deemed to equal the current per share market price of the Common Stock (as determined pursuant to Section 11(d)). The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Junior Preferred Stock entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase Junior Preferred Stock or shares having similar rights privileges and preferences as the Junior Preferred Stock (“Equivalent Preferred Shares”) or securities convertible into Junior Preferred Stock or Equivalent Preferred Shares at a price per share of Junior Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Junior Preferred Stock or Equivalent Preferred Shares) less than the then-current per share market price of the Junior Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Junior Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Junior Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Junior Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Junior Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights. Shares of Junior Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Junior Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Junior Preferred Stock, and the denominator of which shall be such current per share market price of the Junior Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such

Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if (y) the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, (z) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. For the purpose of any computation hereunder, if any Security of the Company is not publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

(ii) For the purpose of any computation hereunder, if the Junior Preferred Stock is publicly traded, the “current per share market price” of the Junior Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Junior Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Junior Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock, as determined pursuant to Section 11(d)(i), multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Stock nor the Junior Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Junior Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Stock contained in Section 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Junior Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Junior Preferred Stock (calculated to the nearest one ten-thousandth of a share of Junior Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Junior Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Junior Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Junior Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Junior Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Junior Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Junior Preferred Stock or other such shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Junior Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Junior Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Junior Preferred Stock, issuance (wholly for cash) of any shares of Junior Preferred Stock at less than the current market price, issuance (wholly for cash) of Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for Junior Preferred Stock, dividends on Junior Preferred Stock payable in shares of Junior Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Junior Preferred Stock shall not be taxable to such stockholders.

(n) Notwithstanding anything in this Rights Agreement to the contrary, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Junior Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof) and Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force of effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall merge with and into any other Person (other than one or more of its wholly owned Subsidiaries), (ii) any Person (other than one or more of its wholly owned Subsidiaries), shall consolidate with the Company, or any Person (other than one or more of its wholly owned Subsidiaries), shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company), cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating to 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries), then, and in each such case, proper provision shall be made so that:

(A) each holder of record of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)), in accordance with the terms of this Rights Agreement and in lieu of Junior Preferred Stock, such number of validly issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as defined below) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)) and (2) dividing that product by 50% of the then-current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer;

(B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

(C) the term “Company” as used herein shall thereafter be deemed to refer to such Principal Party; and

(D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of its Common Stock) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clauses (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such persons have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint ventures, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party has a provision in any of its authorized securities or in its charter, certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by Sections 13(a)(i)-(iii) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, (y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, (z) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Company shall not be required to issue fractions of shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock). Interests in fractions of Junior Preferred Stock in integral multiples of one one-thousandth of a share of Junior Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Junior Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Junior Preferred Stock that are not integral multiples of one one-thousandth of a share of Junior Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Junior Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Junior Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Junior Preferred Stock shall be the closing price of a share of Junior Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights represented by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Rights Agreement.

Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent nor any of their respective directors, officers, employees or agents, shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other judgment or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(i) prior to the Distribution Date, the Rights shall be represented by the Book-Entries representing shares of Common Stock registered in the name of the holders of Common Stock, which Book-Entries representing shares of Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right will be transferable only in connection with the transfer of shares of the Common Stock;

(ii) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, along with a signature guarantee and such other documentation as the Company or the Rights Agent may reasonably request; and

(iii) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 11(a)(ii) hereof, shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Junior Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights represented by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its controlled affiliates, directors, employees, representatives acting on its behalf in connection with this Rights Agreement and advisors acting on its behalf in connection with this Rights Agreement for, and to hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Junior Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

Section 19. Merger or Consolidation or Change of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Junior Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Junior Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such Authorized Officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment or ruling of a court of competent jurisdiction).

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or the Junior Preferred Stock known to the Rights Agent by first-class mail, postage prepaid or nationally recognized overnight delivery. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned ten (10) Business Days following such termination and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or the Junior Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or any State thereof, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of such Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or the Junior Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or would create a significant risk of or result in such options’ or employee plans’ or arrangements’ failing to qualify for otherwise available special tax treatment and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption. (a) The Board of Directors may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then-outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock of the Company after the date hereof (the redemption price hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d) hereof) or any other form of consideration deemed appropriate by the Board of Directors.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.

(c) In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent or registrar of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

Section 24. Exchange. (a) The Board of Directors may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have not become effective or that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock (or one one-thousandth of a share of Junior Preferred Stock, at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Junior Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock having 50% or more of the total voting power of all shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all stockholders entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the effectiveness of the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) The Company may at its option substitute and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Junior Preferred Stock or fraction thereof (or Equivalent Preferred Shares as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Junior Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25. Notice of Certain Events. (a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Junior Preferred Stock or to make any other distribution to the holders of its Junior Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Junior Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Junior Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or other distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, reclassification, subdivision, combination, consolidation or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Common Stock and/or Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Junior Preferred Stock, whichever shall be the earlier.

(b) In case any event described in Section 11(a)(ii) or Section 13 shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent, in accordance with Section 26 hereof, and to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.

Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts, 02021

Attention: Legal Department

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company (by action of its Board of Directors) may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company (by action of its Board of Directors) may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person an Affiliate or Associate of an Acquiring Person, Persons (or Affiliates or Associates thereof) Acting in Concert with the foregoing, or any Person whose Rights have become null and void pursuant to Section 11(a)(ii)), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment complies with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 30. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent (except with respect to the rights, limitations, obligations, duties and immunities hereunder of the Rights Agent), the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31. Severability. If any term, provision, covenant or restriction of this Rights Agreement or applicable to this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board of Directors; provided, further, that if any such excluded terms, provisions, covenants or restrictions shall affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement to the maximum extent permitted by law.

Section 32. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed entirely within such state, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 36. Process to Seek Exemption. Any Person who desires to effect any acquisition of Company 382 Securities that might, if consummated, result in such Person (together with its Affiliates and Associates) Beneficially Owning 4.99% or more but less than 20% of any class of Company 382 Securities then outstanding (or, in the case of a Grandfathered Person, additional Company 382 Securities) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 36, request that the Board of Directors grant an exemption with respect to such acquisition under this Rights Agreement so that such Person would be deemed to be an “Exempted Entity” under subsections (5) or (6) of Section 1(m) hereof for purposes of this Rights Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of Company 382 Securities then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction(s) by which the Requesting Person would propose to acquire Beneficial Ownership of Company 382 Securities aggregating 4.99% or more of any class of the then outstanding Company 382 Securities (or, in the case of a Grandfathered Person, additional Company 382 Securities) and the maximum number and percentage of Company 382 Securities that the Requesting Person proposes to acquire. The Board of Directors shall endeavor to respond to an Exemption Request within 30 Business Days after receipt of such Exemption Request; provided, that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only grant an exemption in response to an Exemption Request if the Board of Directors determines in its sole discretion that the acquisition of Beneficial Ownership of Company 382 Securities by the Requesting Person will not jeopardize or endanger the availability to the Company of its Tax Benefits. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Company 382 Securities in excess of the maximum number and percentage approved by the Board of Directors), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s Tax Benefits.

Section 37. Prior Agreement. This Rights Agreement amends and restates in its entirety the Original Rights Agreement and the terms and provisions of the Original Rights Agreement are superseded hereby.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Section 382 Rights Agreement to be duly executed and attested, all as of the day and year first above written.

WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ Jonathan F. Pedersen

Name:	Jonathan F. Pedersen
Title:	Chief Legal Officer, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Megan Roe

Name:	Megan Roe
Title:	Manager, Relationship Management

[Signature Page to Rights Agreement]

EXHIBIT A

FORM

OF

ARTICLES SUPPLEMENTARY

JUNIOR PARTICIPATING PREFERRED STOCK

WALTER INVESTMENT MANAGEMENT CORP.

(Pursuant to Section 2-105 of the

Maryland General Corporation Law)

Walter Investment Management Corp., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Company (hereinafter being referred to as the “Board of Directors”) in accordance with the provisions of the Company’s charter (the “Charter”), the Board of Directors on June 29, 2015 duly adopted a resolution which classified and designated 100,000 shares of the authorized but unissued shares of Preferred Stock of the Company as “Junior Participating Preferred Stock”, par value $0.01 per share, with the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as set forth below:

Section 1. Designation and Amount. The shares of Junior Participating Preferred Stock shall be designated as “Junior Participating Preferred Stock” (the “Junior Preferred Stock”) and the number of shares constituting the Junior Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of a majority of the entire Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

Section 2. Dividends and Other Distributions

(A) Subject to the rights of the holders of any shares of any class or series of preferred stock of the Company (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and of any other class or series of stock of the Company ranking junior to the Junior Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance (the “First Issuance”) of a share or fraction of a share of Junior Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. If the Company shall at any time after the Issue Date declare any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) On or after the First Issuance, the Company shall not declare a dividend or other distribution on the Common Stock (other than a dividend or other distribution payable in shares of Common Stock) unless concurrently therewith a dividend or other distribution is declared on the Junior Preferred Stock as provided in paragraph (A) of this Section; provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Junior Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Junior Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Charter, each share of Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock are entitled to vote. If the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or in the Charter, including any other Articles Supplementary creating a new class or series of Preferred Stock or any similar stock, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) Except as set forth herein, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Junior Preferred Stock are in default, the number of directors constituting the Board of Directors shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Junior Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Junior Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Junior Preferred Stock being entitled to cast a number of votes per share of Junior Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Junior Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Junior Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Junior Preferred Stock in this Section 3.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends, other dividends or other distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and other distributions, whether or not earned or declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

i.	declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

ii.	declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

iii.	redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock or rights, warrants or options to acquire such junior stock; or

iv.	redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new class or series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein, in the Charter, including any other Articles Supplementary creating a new class or series of Preferred Stock, or as otherwise restricted by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and other distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If, however, there are not sufficient assets available to permit payment in full of the Junior Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Junior Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the

Junior Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. If the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Neither the merger nor consolidation of the Company into or with another entity nor the merger or consolidation of any other entity into or with the Company (nor the sale of all or substantially all of the assets of the Company) shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

The Junior Preferred Stock liquidation preference will not be added to the liabilities of the Company for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Company whose preferential rights upon dissolution of the Company are junior to those of Junior Preferred Stock.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or changed. If the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable from any holder.

Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

Section 10. Amendment. If any proposed amendment (either directly or indirectly, or through merger, consolidation or otherwise) to the Charter (including these Articles Supplementary) would alter, change or repeal any of the preferences, powers or special rights given to the Junior Preferred Stock so as to affect the Junior Preferred Stock adversely, then the holders of the Junior Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of holders of two-thirds of the outstanding shares of the Junior Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Maryland General Corporation Law.

Section 11. Fractional Shares. Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

SECOND: The shares of Junior Participating Preferred Stock have been classified and designated by the Board of Directors under authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, those matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice Chairman of the Board, Executive Vice President and Chief Investment Officer and attested to by its Secretary on June 29, 2015.

WALTER INVESTMENT MANAGEMENT CORP.

Name:	Denmar J. Dixon
Title:	Vice Chairman of the Board, Executive Vice President and Chief Investment Officer

Attested:

Name:	Jonathan F. Pedersen
Title:	Chief Legal Officer, General Counsel and Secretary

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE SPECIFIED IN THE RIGHTS AGREEMENT OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

WALTER INVESTMENT MANAGEMENT CORP.

This certifies that [                        ] or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 11, 2016 as the same may be amended from time to time (the “Rights Agreement”), between Walter Investment Management Corp., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Rights Agreement) at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Junior Participating Preferred Stock, par value $0.01 per share (the “Junior Preferred Stock”), at a purchase price of $74.16 per one one-thousandths of a share of Junior Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights represented by this Right Certificate (and the number of one one-thousandths of a share of Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 29, 2015 based on the Junior Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a share of Junior Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights represented by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Junior Preferred Stock as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights represented by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of Junior Preferred Stock or shares of the Company’s Common Stock.

No fractional shares of Junior Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights represented hereby (other than fractions of Junior Preferred Stock which are integral multiples of one one-thousandths of a share of Junior Preferred Stock, which may, at the election of the Company, be represented by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                              , 201  .

ATTEST:	WALTER INVESTMENT MANAGEMENT CORP.

By:	By:

Countersigned:
___________________________,
Computershare Trust Company, N.A., as Rights Agent

By:
Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                                                           hereby sells, assigns and transfer unto

(Please print name and address of transferee)

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                   Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:                         ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program. A notary public is not sufficient.

The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise                                      Rights represented by this Right Certificate to purchase the shares of Junior Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Junior Preferred Stock (or other securities or property) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:                         ,

Signature
(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program. A notary public is not sufficient. The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights represented by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

JUNIOR PARTICIPATING PREFERRED STOCK

On November 11, 2016, Walter Investment Management Corp., a Maryland corporation (the “Company”) entered into an Amended and Restated Section 382 Rights Agreement dated as of November 11, 2016 (as the same may be amended from time to time, the “Rights Agreement”) with Computershare Trust Company, N.A. a federally chartered trust company, as Rights Agent (the “Rights Agent”). The Board of Directors had previously authorized, and the Company declared, a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend was paid on July 9, 2015 to the stockholders of record as of the close of business on July 9, 2015 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company, upon the terms and subject to the conditions set forth in the Rights Agreement, one one-thousandth of a fully paid non-assessable share of Junior Participating Preferred Stock, par value $0.01 per share (the “Junior Preferred Stock”), of the Company at a price of $74.16 (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a Person (other than an Exempted Entity (as defined below) or Grandfathered Persons (as defined below)) or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other (an “Acquiring Person”) has become a Threshold Holder or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any Person (other than an Exempted Entity or Grandfathered Entity) or group of Affiliated Persons or Associated Persons or Persons Acting in Concert becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be represented by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock.

“Approved Acquisition” means (i) any acquisition of Company 382 Securities that would cause a Person to qualify as a Threshold Holder and that is approved in advance by the Board of Directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any Person for purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

“Company 382 Securities” means the Common Stock of the Company and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

“Exempted Entity” means (1) the Company, (2) any Subsidiary of the Company, (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, (4) any entity or trustee holding, or acting in a fiduciary capacity in respect of, Company 382 Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (5) any Person (together with its Affiliates and Associates) Beneficially Owning less than 20% of the Common Stock of the Company whose status as a Threshold Holder will, in the sole judgment of the Board of Directors, not jeopardize or endanger the availability to the Company of its Tax Benefits to be used to offset its taxable income in such year or future years (but in the case of any Person determined by the Board of Directors to be an Exempted Entity pursuant to this subparagraph (5) only for so long as such Person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such Tax Benefits, as determined by the Board of Directors in its good faith discretion), or (6) any Person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board of Directors, any Person who or which acquires Company 382 Securities from any such Person.

“Grandfathered Person” means any Person who or which, together with all Affiliates and Associates of such Person, was as of the date of the Rights Agreement, the Beneficial Owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such Person, together with all Affiliates and Associates of such Person, after the date of the Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities. Any Grandfathered Person who, together with all of its Affiliates and Associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any shares of Common Stock outstanding as of the Record Date, even without a notation incorporating the Rights Agreement by reference or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock as represented by the balances indicated in the book-entry account system of the transfer agent for Common Stock registered in the names of holders of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the earlier of (i) the close of business on November 11, 2017, (ii) the repeal of Section 382 or any successor statute if the Board of Directors determines that this Rights Agreement is no longer necessary for the preservation of tax benefits or (iii) the beginning of a taxable year of the Company to which the Board of Directors determines that no tax benefits may be carried forward, subject to (x) the extension of the Rights Agreement by the Board of Directors by the amendment of the Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.

The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights or warrants to subscribe for or purchase Junior Preferred Stock at a price, or securities convertible into Junior Preferred Stock with a conversion price, less than the then-current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of Common Stock. In general, each share of Junior Preferred Stock will vote together with the Common Stock and any other class or series of capital stock of the Company entitled to vote, on all matters submitted to a vote of the stockholders of the Company. Each share of Junior Preferred Stock will have 1,000 votes on all matters upon which the holders of Common Stock are entitled to vote. The holders of the Junior Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon; provided, further, that such directors shall hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualify or until the next arrearage is fully repaid. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Junior Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any Person or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other becomes an Acquiring Person, each holder of a Right, other than Rights that have become void (as described below), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price in accordance with the Rights Agreement and in lieu of one one-thousandth of a share of Junior Preferred Stock, that number of shares of Common Stock having a market value of two times the Purchase Price. Notwithstanding the foregoing, following the time any Person or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person will be null and void.

If, after a Person or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights that have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock and/or other securities or property of the Person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

At any time after any Person or group of Affiliated Persons or Associated Persons or Persons Acting in Concert with each other becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of beneficial ownership of shares of Common Stock having 50% or more of the total voting power of all shares of Common Stock then outstanding or the occurrence of an event described in the prior paragraph, the Board of Directors may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Junior Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last Trading Day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Board of Directors may, except with respect to a decrease in the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Board of Directors may, except with respect to a decrease in the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person or a holder whose Rights have become void).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated [●], 2016, and a copy of the Articles Supplementary for the Junior Preferred Stock has was filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated June 30, 2015. A copy of the Rights Agreement and the Articles Supplementary are available free of charge from the Company. This summary description of the Rights and Junior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Articles Supplementary, as the same may be amended from time to time, which are hereby incorporated herein by reference.

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